Exhibit 99.1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of February 14, 2022, by and among the signatories below.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them a Schedule 13G (including any and all amendments thereto) with respect to the Class A common stock of Cricut, Inc., and further agree that this Agreement shall be included as an Exhibit to such joint filings. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

Date: February 14, 2022

Petrus Trust Company, LTA

/s/ Jonathan Covin, General Counsel
Petrus Trust Company, LTA

Petrus Capital Management, LLC

/s/ Jonathan Covin, General Counsel
Petrus Capital Management, LLC

HWGAA, L.P.

/s/ Jonathan Covin, General Counsel
Petrus Capital Management, LLC, the general partner of HWGAA, L.P.

Petrus Employee Profit Share, L.P.

/s/ Jonathan Covin, General Counsel
Petrus Trust Company, LTA, trustee of the sole member of PAM Partners GP, LLC, general partner of Petrus Employee Profit Share, L.P.

PAM Partners GP, LLC

/s/ Jonathan Covin, General Counsel
Petrus Trust Company, LTA, trustee of the sole member of PAM Partners GP, LLC